                                                                  EXHIBIT 10(dd)


                           SOFTWARE LICENSE AGREEMENT


Number MEI-022796

This AGREEMENT dated as of March 29, 1996, is between Clarify Inc., 2702 Orchard Parkway, San Jose, CA 95134 (hereinafter called "Clarify"), and MindSpring Enterprises, Inc., 1430 West Peachtree Street, NW, Suite 400, Atlanta, GA, 30309 (hereinafter called "CUSTOMER").

1.0      DEFINITIONS

         1.1 "Agreement" means this License Agreement, any amendment thereto, or any Schedule or Exhibit that exists as of the date of this Agreement or may hereinafter be incorporated by reference.

         1.2 "Concurrent User" means a Registered Client licensed to Use a Licensed Program which has been designated by Clarify to be a concurrent software application. A concurrent software application is a Licensed Program which may be shared by any number of Registered Clients but, the maximum simultaneous Use of the Licensed Program is limited to the number of Concurrent User licenses purchased by CUSTOMER.

         1.3 "License Fees" means amounts charged to CUSTOMER for the Use of Licensed Programs.

         1.4 "Licensed Programs" means those computer software programs listed in the "Clarify Product Quotation", incorporated herein by reference as Schedule A, (as well as any updates thereof furnished by Clarify pursuant to the terms of this AGREEMENT) and in any written amendments thereto, in machine readable, printed or other form, including but not limited to instructional and operational manuals, flow charts, logic diagrams, file layouts and listings. The term Licensed Programs does not include source code in any form, such source code being the sole and exclusive property of Clarify, free from any claim or retention of rights thereto on the part of CUSTOMER.

         1.5 "Node Locked Software" means a Licensed Program which is licensed for Use on a designated computer only.

         1.6 "Proprietary Information" means the Licensed Programs in any embodiment, and any other information relating to the Licensed Programs received by CUSTOMER from Clarify which is also identified by Clarify as proprietary or confidential.

         1.7 "Registered Client" means any computer system authorized to Use a Licensed Program and access data from or perform functions on a Server.

         1.8 "Server" means a designated computer system situated at a specific location and configured with Licensed Programs to support an authorized number of Registered Clients and Concurrent Users.

         1.9 "Use" means (i) transferring any portion of any Licensed Program from storage units or media into the CUSTOMER's computer equipment for processing; (ii) executing any portion of any Licensed Program as a Registered Client or as a Concurrent User for any purpose; (iii) executing any portion of any Node Locked Software for any purpose; (iv) accessing any Server for the purpose of obtaining or preparing information or data created through the execution of a Licensed Program; or (v) merging any Licensed Programs in machine readable form into another program.

2.0      GRANT OF LICENSE

         2.1 Clarify grants to CUSTOMER, on the terms and conditions set forth herein, that number of non-exclusive, non-transferable, perpetual and royalty-free licenses specified in Schedule A, and any amendments thereto, as such licenses are required to support implementation of Customer's configuration of Server, Registered Client, Concurrent User, and Node Locked Software applications. The license granted does not authorize CUSTOMER to change or modify the Licensed Programs.

         2.2 Clarify reserves the right, upon prior notice to CUSTOMER to audit usage and, if unauthorized Use is found, CUSTOMER agrees to cease such usage immediately upon receipt of written notification, or to promptly purchase additional Licensed Programs such that the total of all purchased licenses reflects the actual number of licenses in Use.

3.0      CONDITIONS OF LICENSE

         3.1 CUSTOMER may, in accordance with the section entitled "Trade Secrets - Intellectual Property Rights" (Section 11.1) copy for backup purposes only, License Programs which are provided in machine readable form. CUSTOMER may copy, for internal use only, any portion of Licensed Programs which are provided in printed form (i.e. instructional or operational manuals).

         3.2 Immediately upon the termination of this Agreement, CUSTOMER shall return to Clarify the original and all copies of the Licensed Programs and shall certify in writing to Clarify that it has done so.

         3.3 Except as permitted herein, CUSTOMER shall (a) not reproduce, reverse engineer, decompile, transfer electronically or permit any other Use of the Licensed Programs not expressly authorized by Section 2; and b) acknowledge that any unpermitted act(s) or Use(s) is a breach of a material obligation of this Agreement.

4.0      PRICE AND PAYMENT TERMS

         4.1 Payment of License Fees shall entitle CUSTOMER to Use the Licensed Programs subject to the terms of this Agreement. License Fees shall be due and payable "Net 30 Days" from date of invoice. Applicable taxes, including sales, use, personal property, excise, or other taxes and duties and, specifically excluding any income or corporate franchise taxes, will be paid by CUSTOMER. Interest will be charged on past due amounts at the lesser of one and one-half percent (1 1/2%) per month, or at the maximum interest rate allowed by law.

5.0      DELIVERY AND INSTALLATION

         5.1 Delivery dates quoted by Clarify or its personnel represent Clarify's best estimate only of the expected Delivery Date. Clarify will not be liable for any damages or penalties arising from any delays in delivery or for failure to give notice or any delivery delay. Risk of loss of Licensed Programs shall transfer to CUSTOMER upon delivery.

         5.2 It is the responsibility of the CUSTOMER to provide and prepare, in the configuration and at the location specified in Schedule A, the system environment upon which the Licensed Programs are to be installed. Clarify will invoice CUSTOMER for the setup and installation of the Licensed Programs as such service is provided.

6.0      CONSULTING, TRAINING AND MAINTENANCE SUPPORT

         6.1 At CUSTOMER's election, and in accordance with the terms and conditions of a mutually developed Consulting and Training Services Agreement and/or Software Maintenance Agreement, Clarify will provide such support services to CUSTOMER.

7.0      PATENT AND COPYRIGHT INFRINGEMENT

         7.1 Clarify shall, at its own expense, defend or at its option, settle any claim, suit or proceeding brought against CUSTOMER on the issue of infringement of any patent, copyright or other proprietary rights, of any third party, by virtue of CUSTOMER's usage of any of the Licensed Programs pursuant to the terms of this Agreement. Clarify shall indemnify and hold CUSTOMER harmless from and against any costs, expenses, settlements or damages, including reasonable attorney fees, related to any claim for infringement provided that
CUSTOMER: (a) promptly notifies Clarify in writing of the action; (b) CUSTOMER permits Clarify full authority to defend or settle the action; and (c) CUSTOMER cooperates and provides all available information, assistance and authority to defend or settle the action. Clarify shall not be liable for any costs, expenses, damages or fees incurred by CUSTOMER in defending such action or claim unless authorized in advance, in writing by Clarify.

         7.2 If a Licensed Program is, or in the opinion of Clarify is likely to become the subject of a claim, suit or proceeding of infringement, Clarify may in its sole discretion: (a) procure, at no cost to CUSTOMER, the right to continue using the Licensed Program, (b) replace or modify the Licensed Program to render it non-infringing, provided there is no material loss of functionality or (c) if, in Clarify's reasonable opinion, neither (a) nor (b) above are commercially feasible, to terminate the license and refund the amounts CUSTOMER paid for such Licensed Programs (as depreciated on a straight line basis over a period of 60 months). The foregoing obligations of Clarify do not apply with respect to Licensed Programs or portions or components thereof (i) not supplied by Clarify; (ii) which are modified by CUSTOMER, if the alleged infringement relates to such modifications; (iii) combined with other products, processes or materials where the alleged infringement relates to such combination, (iv) where CUSTOMER continues the allegedly infringing activity after being notified thereof or after being informed and provided with modifications that would have avoided the alleged infringement, or (v) where CUSTOMER's use of the Licensed Programs is not strictly in accordance with the purpose for which this license has been granted herein.

8.0      LIMITED WARRANTY

         8.1 Clarify warrants that it has the right to enter into this Agreement and that it has the right to grant the licenses hereunder. Clarify warrants for a period of ninety (90) days from the date of delivery that the Licensed Programs will be free from defects in media and shall substantially conform to the specifications therefore set forth in the documentation, subject to the condition that the Licensed Programs are installed on computer hardware conforming to Clarify's published system requirements. In the event of any non conformance of the Licensed Programs, CUSTOMER shall promptly notify Clarify in writing, and provide Clarify with evidence and documentation which reproduces the claimed error and resultant output from the execution of such programs or data. Clarify's sole obligation under this warranty shall be limited to use of its commercial best efforts to promptly correct such defects. Except as provided under a valid Maintenance Agreement, Clarify will be under no obligation to provide CUSTOMER with phone support or with any Licensed Programs updates, releases or enhancements other than to remedy non conformance under this warranty. Clarify's warranty obligations shall be void if the Licensed Program(s) is/are used on other than computer hardware conforming to Clarify's published system requirements or the computer hardware is modified without the advance written consent of Clarify.

9.0      DISCLAIMER OF ALL OTHER WARRANTIES

         9.1 EXCEPT AS SPECIFICALLY SET FORTH IN THE SECTION ENTITLED "LIMITED WARRANTY" (SECTION 8.0), CLARIFY MAKES NO EXPRESS OR IMPLIED OR STATUTORY WARRANTIES, INCLUDING, BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, TRADE USAGE OR TRADE PRACTICE. THE SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THE WARRANTIES AS SET FORTH IN THIS AGREEMENT SHALL BE REJECTION AND REFUND OF ANY AMOUNTS ACTUALLY PAID BY CUSTOMER TO CLARIFY FOR LICENSED PROGRAMS ONLY. THE PARTIES TO THIS AGREEMENT HEREBY ACKNOWLEDGE THE EXISTENCE OF ERRORS IN THE LICENSED PROGRAMS AND CLARIFY OFFERS NO WARRANTY THAT ALL ERRORS IN THE PROGRAMS WILL BE CORRECTED.

10.0     LIMITATION OF LIABILITY

         10.1 EXCEPT AS PROVIDED FOR IN THE SECTION ENTITLED "PATENT AND COPYRIGHT INFRINGEMENT (SECTION 7.0), NEITHER CLARIFY, NOR CLARIFY'S
SUPPLIERS, SHALL BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT OR ANY ATTACHMENT, ADDENDUM, SCHEDULE OR TERMS AND CONDITIONS RELATED THERETO UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER
THEORY: A) FOR LOSS OR INACCURACY OF ANY DATA OR

COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY; B) FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO LOSS OF REVENUES AND LOSS OF PROFITS; OR C) FOR ANY MATTER BEYOND ITS REASONABLE CONTROL.

         10.2 Except as provided for in Section Entitled "Patent and Copyright Infringement" (Section 7.0) of this AGREEMENT, the total maximum liability, if any, to CUSTOMER arising out of this Agreement as a result of any action or inaction by Clarify or Clarify's suppliers, shall be limited to the total license fees actually paid by CUSTOMER to Clarify. The existence of more than one claim will not enlarge or extend this limit.

11.0     TRADE SECRETS - INTELLECTUAL PROPERTY RIGHTS

         11.1 CUSTOMER acknowledges that the Licensed Programs and related materials licensed hereunder are proprietary and protected by patent, copyright and or trade secret law. All proprietary notices incorporated in, marked on or fixed to Licensed Programs, or other confidential information by Clarify or its suppliers, shall be duplicated by CUSTOMER on all copies of all or any part of the Licensed Programs, and shall not be altered, removed, or obliterated. The obligation to include such notices is a material obligation hereunder. A copyright notice on Licensed Programs does not, by itself, constitute evidence of publication or public notice.

         11.2 Clarify and the CUSTOMER agree during the term of this Agreement, and thereafter, to take all steps reasonably necessary to hold in trust and confidence all proprietary or confidential information. "Confidential Information" includes but is not limited to, technical and business information relating to inventions or products, research and development, production, manufacturing and engineering processes, costs, profit or margin information, employee skills and salaries, finances, customers, marketing and production and future business plans. Nothing received by the parties will be considered to be the Confidential Information of the other party if (1) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (2) it has been rightfully received by the other party from a third party without confidential limitations; (3) it has been independently developed for the other party by personnel or agents having no access to the Confidential Information of either party; (4) it was known to either party prior to its first receipt from the other party; or (5) it has been disclosed by either party to a third party without restriction on disclosure.

         11.3 Unless otherwise agreed to in writing by Clarify, CUSTOMER agrees to limit access to the Licensed Programs to those employees, contractors or affiliates actively employed or engaged on behalf of Customer in the installation or continued Use of the Licensed Programs.

12.0     TITLE

         12.1 Subject to the licenses granted herein, all right, title and interest in and to the Licensed Programs, Clarify Proprietary Information and any other patents, patent applications, trademarks, copyrights or trade secrets owned by or the rights in which are held by Clarify and its licensors shall remain with Clarify and its licensors.

13.0     TERMINATION OF AGREEMENT

         13.1    Either party may terminate this Agreement by written notice
(i) should the other party file a petition in bankruptcy, or have filed against it an involuntary petition in bankruptcy not dismissed within sixty (60) days after filing, or apply for or consent to the appointment of a receiver, custodian, trustee or liquidator, or make a general assignment for the benefit of its creditors; or (ii) upon failure of the other party to make a payment hereunder within fifteen (15) days after written notice that such payment is past due; (iii) upon any other breach of this Agreement by the other party, which if remediable, has not been corrected within (60) days after written notice; (iv) immediately in the event of a breach of Sections 3.1, 3.3, 11.0 or
12.0 of this Agreement.

         13.2 On termination of this Agreement, all licenses granted by Clarify to CUSTOMER hereunder shall terminate. CUSTOMER shall cease using the Licensed Programs, whether or not modified or merged into other materials, program installation instructions and user manuals, and CUSTOMER shall certify in writing to Clarify all copies (in any form or media) of the Licensed Programs, installation instructions and user manuals, whether or not modified or incorporated into other materials, have been destroyed or returned to Clarify.

         13.3 CUSTOMER's obligation to pay Clarify amounts due hereunder and sections 3.3, 7.0, 8.0, 9.0, 10.0, 11.0, 12.0 and 14.0 shall survive any expiration or termination of this Agreement.

14.0     GENERAL PROVISIONS

         14.1 GOVERNING LAW: The validity, construction and performance of this Agreement and the rights and obligations of the parties arising in connection therewith, shall be governed in all respects and for all purposes by and construed in accordance with the laws of the State of California, United States of America. Such law shall apply to all claims arising out of or in connection with the performance or breach of this Agreement whether such claims are characterized as contractual, tortuous or otherwise. The parties hereto expressly exclude from such applicable law the conflict of law rules of the State of California and the U.N. Convention on Contracts for the International Sale of Goods.

         14.2 ENTIRE AGREEMENT: This Agreement sets forth the entire understanding and Agreement between CUSTOMER and Clarify as to the subject matter of their Agreement.

         14.4 HEADINGS: Titles or headings to the sections of this Agreement are not part of the terms of this Agreement and are inserted only for convenience.

         14.5 NOTICES: All notices, requests and other communications under this Agreement must be made in writing and in the English language to the addresses as signed below.

         14.6 LEGAL FEES: In the event that legal action is instituted by either party to enforce the terms and conditions of this Agreement against the other party, the party which is unsuccessful in the suit will pay all reasonable legal fees incurred by the prevailing party.

         14.7 FORCE MAJEURE: Clarify's performance hereunder is subject to force majeure, including but not limited to wars, riots, strikes, labor disturbances, acts of God, fires, floods, explosions, civil disturbances, inability to obtain required material or transportation, and acts of governmental authorities.

         14.8 TIMELY CLAIMS: No action for breach of this Agreement or any other action to enforce any claim arising out of or in connection with the subject matter of this Agreement shall be brought by CUSTOMER against Clarify more than one (1) year after the cause of action has accrued.

         14.9 ACCESS BY Clarify: CUSTOMER agrees to provide Clarify with full, free and timely access to CUSTOMER's computer equipment and Licensed Programs at all reasonable times for the purpose of fulfilling its obligations hereunder.

         14.10 CUSTOMER ACKNOWLEDGEMENT: CUSTOMER acknowledges that, prior to execution of this Agreement, it has had an opportunity to determine for itself the characteristics and capabilities of the Licensed Programs and is satisfied that the Licensed Programs fulfill CUSTOMER's requirements. Clarify makes no representations of any kind beyond those contained in this Agreement and no agent of Clarify has the authority to make any representations beyond those contained in this Agreement.



Accepted By:
- ------------

MindSpring Enterprises, Inc.:              Clarify:
- -----------------------------              --------


/s/  MICHAEL MISIKOFF                      /s/  RAY M. FRITZ
- ----------------------------------         -----------------------------------
Authorized Signature                       Authorized Signature


Michael Misikoff                           Ray Fritz
- ----------------------------------         -----------------------------------
Print Name                                 Print Name


CFO                                        C.F.O.
- ----------------------------------         -----------------------------------
Title                                      Title


3/28/96                                    3/29/96
- ----------------------------------         -----------------------------------
Date                                       Date

                                  SCHEDULE A

[CLARIFY LOGO]                                   Clarify Inc.
                                                 117 Perimeter Center West
                                                 Suite N 113
                                                 Atlanta, GA  30338
                                                 Phone: (770) 395-7634
                                                 Fax:   (770) 395-0518

MindSpring Enterprises, Inc.
1430 West Peachtree St. NW                                            25-Mar-96
Atlanta, GA 30309

- -----------------------------------------------------------------------------------------------------
      1              ClearSupport Application                                   $5,000         $5,000
- -----------------------------------------------------------------------------------------------------
     14              ClearSupport User (Concurrent)                             $3,750        $52,500
- -----------------------------------------------------------------------------------------------------
      5              Full Text Search User (Concurrent)                         $1,000         $5,000
- -----------------------------------------------------------------------------------------------------
      3              ClearLogistics Field Operations User (Concurrent)          $1,000         $3,000
- -----------------------------------------------------------------------------------------------------
      1              ClearCustomize DD Editor User (Concurrent)                 $5,000         $5,000
- -----------------------------------------------------------------------------------------------------
      1              ClearCustomize UI/Action Editor User (Concurrent)          $5,000         $5,000
- -----------------------------------------------------------------------------------------------------
      1              ClearExtensions Pager Interface                            $5,000         $5,000
- -----------------------------------------------------------------------------------------------------
      5              ClearExpress Online User                                     $500         $2,500
- -----------------------------------------------------------------------------------------------------
      1              ClearExpress WebSupport Application                        $2,500         $2,500
- -----------------------------------------------------------------------------------------------------
      3              ClearExpress WebSupport Users                                $500         $1,500
- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------
                     List price                                                               $87,000
- -----------------------------------------------------------------------------------------------------
                     Product volume discount                                        25%      ($21,750)
- -----------------------------------------------------------------------------------------------------
                     Partnership Marketing Agreement                                 5%       ($4,350)
- -----------------------------------------------------------------------------------------------------
                     Net product price                                                        $60,900
- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------
   12 mo.            Basic Support                                                  15%       $13,050
- -----------------------------------------------------------------------------------------------------
      2              ClearSupport System Familiarization Training (3 days)      $1,350         $2,700
- -----------------------------------------------------------------------------------------------------
      1              ClearCustomize Training (2 days)                           $1,000         $1,000
- -----------------------------------------------------------------------------------------------------
      1              Data Modeling (2 days)                                     $1,000         $1,000
- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------
     TBD             Consulting (see Note)                                  $1,600/day
- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------
                     Total Clarify Services                                                   $17,750
- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------
                     Total Clarify Product and Services Quotation                             $78,650
- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------



Notes:

  Terms:  30% due with order, 70% due upon software installation.

  Orders must include Software License, Maintenance and Consulting agreements.

                                   SCHEDULE B

                   CONSULTING AND TRAINING SERVICES AGREEMENT


This Consulting and Training Services Agreement ("CTSA") is an exhibit to the Software License Agreement number MEI-022796 dated March 24, 1996 between Clarify and CUSTOMER and constitutes a Master Services Agreement setting forth the terms and conditions under which Clarify will provide consulting and training services for the Licensed Program(s) licensed to CUSTOMER pursuant to the License Agreement. All terms not otherwise defined herein shall have the meaning given them in the License Agreement.

1.0      TERM

         1.1 This CTSA shall continue in effect until terminated as provided for herein.

2.0      RESPONSIBILITIES OF CLARIFY:

         2.1 Clarify agrees that during the term of this CTSA, and under a fee structure negotiated between the parties, that Clarify shall use its commercial best efforts to provide those consulting and training services as may be requested by CUSTOMER and mutually agreed upon between the parties.

3.0 RESPONSIBILITIES OF CUSTOMER As a condition of this CTSA, CUSTOMER agrees to:

         3.1     Provide reasonable access to CUSTOMER personnel.

         3.2 Establish a requirements document for the Customer Service Information Management System to be installed and, in conjunction with Clarify, develop an implementation and roll out plan for the Licensed Program(s). Changes to the project's scope, requirements document, schedule and/or cost must be accepted by CUSTOMER and Clarify in writing and documented as an Exhibit to this CTSA.

         3.3 Establish, with Clarify's assistance, a training program that meets the needs of CUSTOMER's user community. With regard to training, Clarify reserves the right in consultation with the CUSTOMER to i) establish the dates and times of any training course, (ii) specify the content of any training course, (ii) specify the content of any training course, (iii) limit the number of students attending any training course based on adequacy of computer equipment provided by CUSTOMER for the training, and (iv) designate the instructor for any training course.

         3.4 Provide all equipment or software required for Clarify to develop or test on behalf of CUSTOMER, platform specific features or functionality unique to CUSTOMER's installation.

4.0      LIMITATIONS OF CTSA SERVICES:
Unless specific exceptions are approved in writing by Clarify, the following limitations to CTSA service shall apply:

         4.1 CTSA services will be provided to CUSTOMER solely for the Use of Licensed Program(s) in the designated configuration specified in Schedule A of the License Agreement, or any amendments thereto.

         4.2 At the option of Clarify, Clarify may limit, suspend or terminate its obligations under this CTSA if the Licensed Program(s) have been modified in any way without Clarify's prior written approval.

         4.3 If Clarify determines that the primary cause of any problem arising during the performance of Clarify's obligations under this CTSA, result from failure or malfunction of any tools, equipment, facilities or devices not furnished by, or approved in writing for use in connection with the Licensed Program(s) by Clarify, then Clarify at is option may immediately terminate this CTSA.

5.0      CTSA SERVICE FEES

         5.1 Clarify may, from time-to-time, provide CUSTOMER with an assessment of the number of hours or days which Clarify believes will be required to complete a particular assignment. CUSTOMER understands such assessments are "estimates only" and agrees that the actual CTSA service fees will be invoiced by Clarify at the end of each calendar month and paid by CUSTOMER Net 30 Days from date of invoice. Clarify makes no representation that the amount of service delivered or the actual hours charged will be equal to, or will approximate, the estimate presented to CUSTOMER. Interest will be charged on past due amounts at the lesser of one and one-half percent (1 1/2%) per month, or at the maximum interest rate allowed by law.

         5.2 CUSTOMER agrees to reimburse Clarify for all reasonable travel and subsistence expenses including travel time expense computed at consulting rates for non-local travel, airfare, meals, and other out-of-pocket expenses, provided such expenses are first approved in writing by CUSTOMER.

         5.3 CUSTOMER shall be responsible for applicable taxes, including sales, use, personal property, excise, or other taxes and duties and, specifically excluding any income or corporate franchise taxes, to be paid by Clarify.

6.0      DISCLAIMER OF WARRANTIES

         6.1 CLARIFY STIPULATES THAT IT HAS THE REQUIRED SKILLS TO PERFORM THE SERVICES HEREUNDER AND THAT SUCH SERVICES SHALL BE PERFORMED IN A PROFESSIONAL AND WORKMAN LIKE MANNER. CLARIFY OFFERS NO GUARANTEES THAT THE INSTALLATION OR IMPLEMENTATION OF THE LICENSED PROGRAMS WILL BE SUCCESSFUL NOR DOES CLARIFY IN CONNECTION WITH THIS CTSA, AND THE SERVICES RENDERED HEREUNDER, MAKE ANY WARRANTY, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR OF MERCHANTABILITY OR NON-INFRINGEMENT. CLARIFY'S SOLE OBLIGATION SHALL BE LIMITED TO CLARIFY'S USE OF COMMERCIAL

BEST EFFORTS TO PROVIDE THE AGREED UPON SERVICES.

7.0      LIMITATION OF LIABILITY

         7.1 Clarify shall under no circumstances, be responsible directly or indirectly, for any damage to the apparatus or adjacent property of CUSTOMER, nor for any injuries to persons, unless such damage or injury is directly attributable to the negligence of Clarify.

         7.2 Clarify shall not be liable for the acts and workmanship of the employees, contractors, subcontractors, or agents of CUSTOMER, including but not limited to the failure to observe Clarify's instructions or Documentation, or by failure or malfunctioning of any tools, equipment facilities, or devices not furnished or approved by Clarify.

         7.3 EXCEPT IN THE CASE OF DAMAGE TO TANGIBLE PHYSICAL PROPERTY, NEITHER CLARIFY, NOR CLARIFY'S SUPPLIERS, SHALL BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS CTSA OR ANY ATTACHMENT, ADDENDUM, SCHEDULE OR TERMS AND CONDITIONS RELATED THERETO UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR LOSS OR INACCURACY OF ANY DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY; FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO
LOSS OF REVENUES AND LOSS OF PROFITS; OR FOR ANY MATTER BEYOND ITS REASONABLE CONTROL. CLARIFY'S LIABILITY UNDER OR ARISING OUT OF THIS AGREEMENT, WHETHER FOR BREACH OF CONTRACT, TORT, OR OTHERWISE, SHALL BE LIMITED TO CUSTOMER'S TERMINATION OF THIS CTSA. CLARIFY'S LIABILITY FOR DAMAGE OR LOSS OF TANGIBLE PHYSICAL PROPERTY SHALL NOT EXCEED $1 MILLION.

8.0      COPYRIGHTED WORKS

         8.1 CUSTOMER acknowledges that it is the nature of Clarify's services to produce ideas and concepts and other intellectual services that may result in computer programs, notes, reports, presentations, documents, ideas, or inventions relating or useful to CUSTOMER's business under this CTSA. Clarify has the right to copyright or patent, or cause to be copyrighted or patented, or produce products that are copyrighted or patented or considered proprietary, related to the contributions by Clarify under this CTSA.

         8.2 CUSTOMER agrees that the ideas, concepts, or other intellectual products produced by Clarify under this CTSA shall also remain the property of Clarify for past, concurrent, or future use in the pursuance of Clarify's business. CUSTOMER shall have a non-exclusive, non-transferable license to use such work product for its own internal purposes only. CUSTOMER may not transfer or disclose such work product to any other person or party.

         8.3 CUSTOMER agrees to assist Clarify, to the extent that it is commercially reasonable, to obtain and enforce Clarify's benefit copyrights or other property rights or damages. CUSTOMER agrees that the obligations of this paragraph shall continue beyond the term of this CTSA. Such participation by CUSTOMER must be explicitly requested by Clarify, and will be provided at the reasonable convenience of CUSTOMER.

9.0      BREACH AND REMEDIES

         9.1 Should CUSTOMER: (a) default in the payment of any sum of money due beyond the fifteenth (15th) day after the same is due; or (b) default in the performance of any other of its obligations under this CTSA or the License Agreement and such default continues for a period of sixty (60) days after receipt of written notice from Clarify; or (c) permit any person other than a Clarify employee to alter or change any Licensed Program(s) without Clarify's prior written consent; or (d) in the event that CUSTOMER is in breach of Sections 3.0, 11.0 or 12.0, of the License Agreement, then in any such event Clarify may, at its option proceed with the following: (i) suspend its CTSA obligations immediately; (ii) immediately terminate this CTSA or (iii) adjust any unpaid and future charges for any and all CTSA services rendered to CUSTOMER. The rights afforded Clarify under this paragraph will not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.

10.0     TERMINATION

         10.1 Either party may terminate this CTSA at any time by providing the other party with thirty (30) days written notice of their intent to terminate. Upon termination or other expiration of this CTSA, each party shall forthwith return to the other party all papers, materials and other properties of the other held by each for purposes of execution of this CTSA, except that CUSTOMER may retain any materials or documentation for which CUSTOMER has paid Clarify a fee subject to the terms of this CTSA.

         10.2 CUSTOMER's obligation to pay Clarify amounts due hereunder and sections 6.0, 7.0, 8.0, and 12.0 shall survive any expiration or termination of this CTSA.

11.0     ASSIGNMENT

         11.1 Neither this CTSA nor any rights or obligations hereunder, shall be transferred or assigned by CUSTOMER without the prior written consent of Clarify, which consent shall not be unreasonably withheld.

         11.2 Clarify reserves the right to assign the performance of this CTSA to a qualified third party.

12.0     GENERAL

         12.1 The General Provisions (Section 14.0), as well as the section pertaining to Title (Section 12.0), each as stipulated in the License Agreement are incorporated herein as an integral part of this CTSA.

Accepted By:
- ------------

MindSpring Enterprises, Inc.:              Clarify Inc.:
- -----------------------------              -------------


/s/  MICHAEL MISIKOFF                      /s/ RAY M. FRITZ
- -----------------------------------        -----------------------------------
Authorized Signature                       Authorized Signature


Michael Misikoff                           Ray Fritz
- -----------------------------------        -----------------------------------
Print Name                                 Print Name


CFO                                        C.F.O.
- -----------------------------------        -----------------------------------
Title                                      Title


3/28/96                                    3/29/96
- -----------------------------------        -----------------------------------
Date                                       Date

                                  SCHEDULE C

                        SOFTWARE MAINTENANCE AGREEMENT


This Software Maintenance Agreement ("SMA") is an exhibit to the Software License Agreement number MEI-022796 dated 3/29, 1996 between Clarify and CUSTOMER and constitutes a Master Maintenance Support Agreement setting forth the the terms and conditions under which Clarify will provide maintenance support ("Support") for the Licensed Program(s) licensed to CUSTOMER pursuant to the License Agreement. All terms not otherwise defined herein shall have the meaning given them in the License Agreement.

1.0     TERM
        1.1 The effective maintenance period for each Licensed Program covered by this Agreement shall be twelve (12) months unless either party elects otherwise as provided herein.

2.0 RESPONSIBILITIES OF CLARIFY: Clarify agrees that during the term of this Agreement with respect to each Licensed Program to be Supported hereunder, Clarify shall use its commercial best efforts to:

        2.1 Monitor CUSTOMER communication with Clarify; track CUSTOMER inquires involving the Use of Licensed Program(s); evaluate problems involving the Use of Licensed Program(s), and provide status reports on Licensed Program(s) problem resolution and commitments.

        2.2 Provide CUSTOMER, at no additional charge, with Updates to Licensed Program(s). Clarify makes no representation as to what may be included in and/or excluded from an Update and is under no obligation to incorporate in an Update any newly developed functionality.

        2.3 Provide Software Bulletins containing available information on pending Updates, new product releases, application techniques, and workarounds to problems at the time they are generally issued to all Clarify customers covered under an SMA.

        2.4 Provide the designated System Manager, with assistance in the event of difficulty in the Use of Licensed Program(s) which emanate from "bugs," code errors, documentation errors or problems of interpretation in accordance with the terms and conditions of the Support Product purchased by CUSTOMER.

        2.5 Provide problem reporting procedures to CUSTOMER for reporting Licensed Program(s) "bug," malfunctions, programming errors, and related problems and for obtaining status thereof.

        2.6 Provide replacements and/or workarounds for Licensed Program(s) for the correction of" bugs, "malfunctions, programming errors and related problems to correct the substantial inability of the Licensed Program(s) to perform the tasks it is designed to perform as represented by the applicable documentation.

        2.7 Respond to and/or solve any problems in the current release concerning the Use of the Licensed Program(s) which materially affect a critical function or feature of the Licensed Program(s).

        2.8 Make available to CUSTOMER the services of a qualified Clarify Support Engineer to assist CUSTOMER in the Use of Licensed Program(s), to the extent such services are covered under the terms and conditions of a Consulting and Training Services Agreement.

3.0     RESPONSIBILITIES OF CUSTOMER

        3.1 Appoint a System Manager and alternate, both trained and qualified in accordance with Clarify then current training standards, who will maintain the integrity of the Licensed Program(s) under the terms of the License Agreement, who will act as CUSTOMER'S liaison for all technical communications with Clarify and who will act as the point of contact for the distribution of information and materials provided to CUSTOMER by Clarify pursuant to this Agreement.

        3.2 Promptly obtain training in the Licensed Program(s) including any major updates, developed for the System Manager, their alternate, or any other employee substituting or replacing the System Manager and/or alternate.

        3.3 Properly maintain the Licensed Program(s) at the then current version and release level. If any update release of the Licensed Program(s) offered to CUSTOMER is deemed by CUSTOMER to be undesirable, CUSTOMER may, at its option, continue to Use a prior release of the Licensed Program(s). However, should CUSTOMER fail to accept, within 180 days of its offering, the currently Supported version of the Licensed Program(s), or should CUSTOMER modify the Licensed Program(s) in any manner except as authorized, in writing, in advance, by Clarify, then Clarify shall have, at its option, no obligation to fulfill the responsibilities set forth in Section 2.0. Clarify's obligations as provided for in Section 2.0 shall only apply to the current release of the Licensed Program(s).

        3.4 Subject to CUSTOMER's security requirements, CUSTOMER shall provide Clarify with access to and use of all information and system facilities, including but not limited to a V32.bis modem connection to CUSTOMER'S principal server running the Morningstar PPP software application, which have been determined by the parties to the required in order that timely Support may be provided pursuant to this Agreement.

        3.5 Provide remedial corrective action, if necessary, with the assistance of Clarify Support Personnel.

        3.6 Notify Clarify of a "bug," programming error, malfunction and/or other problem in accordance with the then-current problem reporting procedures.

        3.7 When Updates to Licensed Program(s) are received by CUSTOMER, and immediately following installation of the Update, except for any archival or back-up copies as authorized in Section 3.1 of the Software License Agreement, CUSTOMER shall promptly destroy, or at Clarify's election return any prior version.

4.0 LIMITATIONS OF SUPPORT: Unless specific exceptions are approved in writing by Clarify, the following limitations of Support shall apply:

        4.1 Support will be provided to CUSTOMER solely for the Use of Licensed Programs(s) in the designated configuration specified in Schedule A of the License Agreement, or any amendments thereto.

        4.2 Pursuant to Section 3.3, Clarify may, at its option, limit or discontinue its Support obligations if the Licensed Program(s) Updates have not been installed as required or if the Licensed Program(s) has been modified in any way without Clarify's prior written approval.

        4.3 Clarify shall be under no obligation to provide Support to CUSTOMER if Clarify determines that the primary cause of the problems identified result from failure or malfunction of any tools, equipment, facilities or devices not furnished by, or approved in writing for use in connection with the Licensed Program(s) by Clarify.

5.0     ANNUAL SUPPORT FEES
        5.1 Support fees hereunder shall be invoiced upon completion of installation or in the case of a renewal, thirty (30) days in advance of expiration, and are due and payable at the beginning of each effective period. Net 30 Days from the date of invoice. Interest will be charged on past due amounts at the lesser of one and one-half percent (1 1/2%) per month, or at the maximum interest rate allowed by law. Support fees shall be pro-rated to begin and end co-terminously. Support fees for any fraction of a month shall be calculated (based on a thirty (30)-day month) from the effective date.

        5.2 If this SMA should expire or be terminated at any time, CUSTOMER may reinstate Support coverage, provided all client stations and client servers are upgraded to the then current release of the Licensed Program(s). The amount to be charged to CUSTOMER for Support reinstatement shall be equal to the cumulative standard Support fees applicable for the period during which Support had lapsed plus the Support fee for the current period.

        5.3 If CUSTOMER requests Support not provided for hereunder, Clarify may at its sole discretion agree to provide such Support at the then-current rates for such Support, including all time, travel and other out-of-pocket expenses.

        5.4 CUSTOMER shall be responsible for applicable taxes, including sales, use, personal property, excise, or other taxes and duties and, specifically excluding any income or corporate franchise taxes, to be paid by Clarify.

6.0     DISCLAIMER OF WARRANTIES
        6.1 IN CONNECTION WITH THIS SMA AND THE SUPPORT RENDERED HEREUNDER, CLARIFY MAKES NO WARRANTY, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR OF MERCHANTABILITY OR NON-INFRINGEMENT, CLARIFY'S SOLE OBLIGATION SHALL BE LIMITED TO CLARIFY'S USE OF COMMERCIAL BEST EFFORTS TO SUPPORT THE LICENSED PROGRAM(S).

7.0     LIMITATION OF LIABILITY
        7.1 In connection with the Support to be performed hereunder, Clarify shall under no circumstances, be responsible directly or indirectly, for any damage to the apparatus or adjacent property of CUSTOMER, nor for any injuries to persons, unless such damage or injury is directly attributable to the negligence of Clarify.

        7.2 Clarify shall not be liable for the acts and workmanship of the employees, contractors, subcontractors, or agents of CUSTOMER, including but not limited to the failure to observe Clarify's instructions or documentation, or by failure or malfunctioning of any tools, equipment facilities, or devices not furnished or approved by Clarify.

        7.3 EXCEPT IN THE CASE OF DAMAGE TO TANGIBLE PHYSICAL PROPERTY, NEITHER CLARIFY, NOR CLARIFY'S SUPPLIERS, SHALL BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS SMA OR ANY ATTACHMENT, ADDENDUM SCHEDULE OR TERMS AND CONDITIONS RELATED THERETO UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR LOSS OR INACCURACY OF ANY DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY; FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO LOSS OF REVENUES AND LOSS OF PROFITS; OR FOR ANY MATTER BEYOND ITS REASONABLE CONTROL. CLARIFY'S LIABILITY UNDER OR ARISING OUT OF THIS AGREEMENT, WHETHER FOR BREACH OF CONTRACT, TORT, OR OTHERWISE, SHALL BE LIMITED TO A REFUND OF THE UNUSED SUPPORT FEES DETERMINED ON A PRO-RATA BASIS PAID FOR THE LICENSED PROGRAM(S) INVOLVED IN THE CLAIM. CLARIFY'S LIABILITY FOR DAMAGE OR LOSS OF TANGIBLE PHYSICAL PROPERTY SHALL NOT EXCEED $1 MILLION.

8.0     COPYRIGHTED WORKS
        8.1 CUSTOMER acknowledges that it is the nature of Clarify's services to produce ideas and concepts and other intellectual services that may result in computer programs, notes, reports, presentations, documents, ideas, or inventions relating or useful to CUSTOMER's business under this SMA.
Clarify has the right to copyright or patent, or cause to be copyrighted or patented, or produce products that are copyrighted or patented or considered proprietary, related to the contributions by Clarify under this SMA.

        8.2 CUSTOMER agrees that the ideas, concepts, or other intellectual products produced by Clarify under this SMA shall also remain the property of Clarify for past, concurrent, or future use in the pursuant of Clarify's business. CUSTOMER shall have a non-exclusive, non-transferable license to use such work product for its own internal purposes only. CUSTOMER may not transfer or disclose such work product to any other person or party.

        8.3 CUSTOMER agrees to assist Clarify, to the extent that it is commercially reasonable, to obtain and enforce Clarify's benefit copyrights or other property rights or damages. CUSTOMER agrees that the obligations of this paragraph shall continue beyond the term of this SMA. Such participation by CUSTOMER must be explicitly requested by Clarify, and will be provided at the reasonable convenience of CUSTOMER.

9.0     BREACH AND REMEDIES

        9.1 Should CUSTOMER: (a) default in the payment of any sum of money due beyond the fifteenth (15th) day after the same is due; or (b) default in the performance of any other of its obligations under this SMA or the Software License Agreement and such default continues for a period of sixty (60) days after receipt of written notice from Clarify; or (c) permit any person other than a Clarify employee to alter or change any Licensed Program(s) without Clarify's prior written consent; or (d) in the event that CUSTOMER is in breach of Section 3.0, 11.0 or 12.0, of the License Agreement, then in any such event Clarify may, at its option proceed with the following; (i) suspend its SMA obligations immediately; (ii) terminate this SMA or (iii) adjust any unpaid and future charges for any and all SMA services rendered to CUSTOMER. The rights afforded Clarify under this paragraph will not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.

10.0    TERMINATION
        10.1 CUSTOMER may terminate this SMA at any time by providing Clarify with ninety (90) days written notice of CUSTOMER's intent to terminate. Upon termination or other expiration of this SMA, each party shall forthwith return to the other party all papers, materials and other properties of the other held by each for purposes of execution of this SMA, except that CUSTOMER may retain any materials or documentation for which CUSTOMER has paid Clarify a fee subject to the terms of this SMA. As of the date of termination, Clarify shall return any unused Support fees, as such may exit, and as determined on a pro-rata basis.

        10.2 CUSTOMER's obligation to pay Clarify amounts due hereunder and sections 6.0, 7.0, 8.0, and 12.0 shall survive any expiration or termination of this SMA.

11.0    ASSIGNMENT
        11.1 Neither this SMA nor any rights or obligations hereunder, shall be transferred or assigned by CUSTOMER without the prior written consent of Clarify, which consent shall not be unreasonably withheld.

        11.2 Clarify reserves the right to assign the performance of this SMA to a qualified third party.

12.0    GENERAL
        12.1 The General Provisions (Section 14.0), as well as the section pertaining to Title (Section 12.0), each as stipulated in the License Agreement, are incorporated herein as an integral part of this SMA.

Accepted By:

MindSpring Enterprises, Inc.:

/s/ MICHAEL MISIKOFF
- -------------------------------------------
Authorized Signature

Michael Misikoff
- -------------------------------------------
Print Name

CFO
- -------------------------------------------
Title

3/25/96
- -------------------------------------------
Date


Clarify:

/s/ RAY M. FRITZ
- -------------------------------------------
Authorized Signature

Ray Fritz
- -------------------------------------------
Print Name

C.F.O.
- -------------------------------------------
Title

3/29/96
- -------------------------------------------
Date

[CLARIFY LOGO]


                         MindSpring Enterprises, Inc.
                            Special Considerations


1. The terms of this agreement are dependent on MindSpring completing a Purchase Order and signed License Agreement before March 25, 1996.

2. Future software product purchases not covered by this agreement will be discounted at 30% for three years from the date of License Agreement.

3.  The ClearSupport Application Server will be priced as follows:
        - $5,000 for the 1st through 30 ClearSupport concurrent user
        - An additional $5,000 list for the 31st through 45th ClearSupport concurrent user
        - An additional $5,000 list for the 46th and up ClearSupport concurrent user
        Making it a total of $15,000 for unlimited ClearSupport concurrent users.

4.  The WEBSupport Application Server will be priced as follows:
        - $2,500 for the 1st through 5th WEBSupport concurrent user
        - An additional $2,500 list for the 6th through 10th WEBSupport concurrent user
        - An additional $2,500 list for the 11th and up WEBSupport concurrent users.
        Making it a total of $7,500 for unlimited WEBSupport concurrent users.

5. In January 1997 MindSpring will purchase an additional 14 ClearSupport concurrent users at the lesser of a discounted price of $36,750 (list price $52,500) or a discount of 30% of (January 1997) current list price.

6. January 1998 we jointly will reassess MindSpring's usage or the ClearSupport concurrent users to determine the actual number of concurrent users. If at that time MindSpring's actual usage exceed the 28 concurrent users count MindSpring will have the option to purchases the additional concurrent users necessary to cover the actual usage or discontinue the usage of the concurrent ClearSupport users in excess of the 28 purchased. These additional concurrent users can be purchased at the lesser of $2,100 dollars per concurrent user or at a 30% discount off (January 1998) current list price. In 1998, for the propose of calculating maintenance fees, the list price for ClearSupport concurrent users will be $3000. dollars

7. In order for MindSpring to qualify for the 5% Public Relations the Clarify Public Relations Addendum must be included as part of the Software License Agreement.

8. December 1996 MindSpring will take delivery of the API Toolkit. Payment for the toolkit will made in January 1997.

9. The ClearSupport Report Pack will be delivered for evaluation 3 months after the License Agreement is signed.

10. Clarify will provide the Network Management Interface software for evaluation, if Mind Spring should select to use one of the Clarify supported Network Management systems.